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                                                                   EXHIBIT 10.32

                   TELECOMMUNICATION ASSETS TRANSFER AGREEMENT

                                 BY AND BETWEEN

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                                       AND

               JITONG NETWORK COMMUNICATIONS STOCK COMPANY LIMITED

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                   TELECOMMUNICATION ASSETS TRANSFER AGREEMENT

THIS AGREEMENT is made and entered into on June 10, 2004 in Beijing, People's Republic of China ("PRC") by and between the following two parties:

(1) PARTY A:  CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

(2) PARTY B:  JITONG NETWORK COMMUNICATIONS STOCK COMPANY LIMITED

WHEREAS:

(1) Party A is an organization established with investment authorized by the State and a pilot project for state-holding corporations, and Party B is a limited stock company which is wholly owned directly and indirectly by Party A;

(2) Currently, Party B owns the main telecommunication assets and their related liabilities and rights (except for those debts borne by the head office of Party B as confirmed by both parties hereto) ("Such Telecommunication Assets") which are listed in the Audit Report taking May 31, 2003 as the benchmark day ("Audit Report") prepared by ShineWing Certified Public Accountants - an auditing institution accepted by both parties;

(3) In the [Reply of The State Council on Establishment of China Network Communications Group Corporation], it's required that: "To avoid the internal competition between subsidiaries of the Group Corporation, and based on the needs of business development and market demand, China Network Communications Group Corporation shall, with compliance with relevant laws and regulations, consolidate the businesses and adjust the assets of the telecommunication and information service companies that are wholly owned, controlled or participated by the Group Corporation". According to this requirement, Such Telecommunication Assets shall be transferred to the possession of Party A;

(4) Based on following terms and conditions of this Agreement, Party B agrees to transfer to Party A, and Party A agrees to receive from Party B, Such Telecommunication Assets.

THEREFORE, based on the principles of fairness and mutual benefit, and through friendly

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negotiations, both parties hereto agreed to the following:

                   I TRANSFER OF SUCH TELECOMMUNICATION ASSETS

1.1 Party B agrees to transfer to Party A, and Party A agrees to receive from Party B, Such Telecommunication Assets.

1.2 The parties hereto hereby confirm: the date of transferring of ownership of Such Telecommunication Assets is May 31, 2003. From this date, the ownership of Such Telecommunication Assets will be transferred into possession of Party A, and any profits or losses arising from Such Telecommunication Assets shall be taken or borne by Party A since then.

1.3 Party A undertakes that: Party A will provide repayment guarantee for the debts borne by the head office of Party B which are confirmed by both parties. Should Party B fail to pay off such due debts upon their maturities, Party A will be responsible for the repayment on behalf of Party B.

1.4 Based on the clause (1) and (3) in the recital (WHEREAS) section and the clause 1.3 of this Agreement, Party A does not need to pay to Party B the consideration for its receipt of Such Telecommunication Assets.

                 II REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

2.1 Party A and Party B represents and warrants respectively to each other that:

      (1) It is an independent legal entity incorporated and validly existing under applicable laws;

      (2) It has obtained any and all internal or external authorizations, approvals and consents to sign and execute this Agreement, and this Agreement is binding upon it and enforceable.

2.2   Party B warrants and undertakes to Party A that:

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      (1)   Such Telecommunication Assets is legally owned by Party B, and Party
            B has not bound on Such Telecommunication Assets any mortgage, pledge, lien or any other third-party rights;

      (2) There is neither any litigation, arbitration or regulatory penalty against or in connection with Such Telecommunication Assets, nor any threats of such litigation, arbitration or regulatory penalty;

      (3) Transferring of Such Telecommunication Assets from Party B to Party A according to this Agreement will not constitute a breach to any contracts or agreements entered by Party B or a disobedience of any applicable laws, administrative rules or regulations, and will not violate any third-party rights;

      (4) The ownership of Such Telecommunication Assets is legitimate without any disputes;

      (5) For any claims against Party A that are caused by Party A's receipt of Such Telecommunication Assets, Party B agrees to indemnify Party A completely, timely and sufficiently;

      (6) Any and all consents, permissions or approvals from any third party required for the transfer of the Such Telecommunication Assets have already been obtained.

                               III INDEMNIFICATION

3.1 Should Party B breach any of its warranties and undertakings or any other terms and conditions under this Agreement, Party A shall be entitled to claim for indemnity from Party B. Party B agrees to indemnify Party A for any and all direct or indirect losses, expenses and liabilities suffered by Party A that are caused by Party B's breach to any of its warranties and undertakings or any other terms and conditions of this Agreement.

                              IV DISPUTE RESOLUTION

4.1 In case of disputes as to the power, interpretation or implementation of this agreement,

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      both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party has the right to resort to litigation at the people's court with appropriate jurisdiction.

                        V EFFECTIVENESS AND MISCELLANEOUS

5.1 This Agreement shall come into effect and be binding upon both parties hereto once signed by the legal representatives or authorized representatives of the Parties and affixed with their official seals.

5.2 All amendments or supplements to this Agreement shall come into effect only upon being signed by the legal representatives or authorized representatives of both parties and affixed with their official seals.

5.3 This Agreement is made into four (4) duplicate originals. Each party holds two (2) copies, and each copy shall have the same legal binding force.

(No clause below)

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(Signature page)

CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (OFFICIAL SEAL)

Signature of Legal Representative or Authorized Representative:

JITONG NETWORK COMMUNICATIONS STOCK COMPANY LIMITED (OFFICIAL SEAL)

Signature of Legal Representative or Authorized Representative:

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